Exhibit 10.6
                      Cotelligent  Group Inc.
                    Post Effective Amendment to
                      Form S-1 on Form S-4

                      EMPLOYMENT AGREEMENT



This Employment Agreement (the "Agreement") by and among Cotelligent Group, Inc., a Delaware corporation ("Cotelligent"), Chamberlain Associates, Incorporated (the "Subsidiary"), a wholly-owned subsidiary of Cotelligent, and Linda M. Cassell ("Employee") is hereby entered into and effective as of the 20th day of February, 1996, the date of the consummation of the initial public offering of the common stock of Cotelligent ("Effective Date"). This Agreement hereby supersedes any other employment agreements or understandings, written or oral, among the Subsidiary, Cotelligent and Employee.

                      R E C I T A L S

The following statements are true and correct:

As of the date of this Agreement, the Subsidiary is engaged primarily in the business of providing computer consulting and contract programming services.

Employee is employed hereunder by the Subsidiary in a confidential relationship wherein Employee, in the course of her employment with the Subsidiary, has and will continue to become familiar with and aware of information as to the Subsidiary's and Cotelligent's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Subsidiary and Cotelligent, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Subsidiary and Cotelligent; this information is a trade secret and constitutes the valuable good will of the Subsidiary and Cotelligent.

Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:


                      A G R E E M E N T S

         1.       Employment and Duties.

         (a) The Subsidiary hereby employs Employee as Vice- President. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a Vice- President, and will report directly to the President of the Subsidiary (the "President"). Employee hereby accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1(c), agrees to devote her time, attention

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and efforts to promote and further the business of the
Subsidiary.

         (b) Employee shall faithfully adhere to, execute and fulfill all lawful policies established by the Subsidiary.

         (c) Employee shall not, during the term of her employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Employee's duties and responsibilities hereunder. The foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require his or her services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of paragraph 3 hereof.

         2. Compensation. For all services rendered by Employee, the Subsidiary shall compensate Employee as follows:

         (a) Base Salary. Effective on the Effective Date, the base salary payable to Employee shall be $125,000 per year, payable on a regular basis in accordance with the Subsidiary's standard payroll procedures but not less than monthly. On at least an annual basis, the Board of Directors of the Subsidiary (the "Board") will review Employee's performance and may make increases to such base salary if, in its reasonable discretion, any such increase is warranted. Such recommended increase would, in all likelihood, require approval by the Board or a duly constituted committee thereof.

         (b) Incentive Bonus Plan. For fiscal year 1996 and subsequent fiscal years, Employee shall be eligible to participate in the Cotelligent Compensation Plan, which sets forth the criteria under which Employee and other officers and key employees will be eligible to receive bonus awards.

         (c) Executive Perquisites, Benefits and Other Compensation. Employee shall be entitled to receive additional benefits and compensation from the Subsidiary in such form and to such extent as specified below:

                  (1) Participation for Employee in coverage for Employee and her dependent family members under health, hospitalization, disability, dental, life and other insurance plans that the Subsidiary or Cotelligent may have in effect from time to time, benefits provided to Employee under this clause (1) to be at least equal to such benefits provided to Cotelligent executives.


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                  (2)      Reimbursement  for  all  business  travel  and  other
                           out-of-pocket   expenses   reasonably   incurred   by
                           Employee in the performance of her services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by
                           Employee   upon   submission   of  any   request  for
                           reimbursement, and in a format and manner consistent with the Subsidiary's expense reporting policy.

                  (3) Four (4) weeks paid vacation for each year during the period of employment ending on the anniversary of the date on which the period of employment commenced (pro rated for any year in which Employee is employed for less than the full year).

                  (4) The Subsidiary shall reimburse Employee $500 per month for expenses incurred in connection with the leasing or acquisition of an automobile.

                  (5)      The  Subsidiary  shall  provide  Employee  with other
                           executive perquisites as may be available to or deemed appropriate for Employee by the Board and participation in all other Subsidiary-wide or Cotelligent-wide employee benefits as available from time to time.

3.       Non-Competition Agreement.

         (a) Employee will not, during the period of her employment by or with the Subsidiary, and for a period of two (2) years immediately following the termination of her employment under this Agreement, for any reason whatsoever, directly or indirectly, for herself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                  (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with the Subsidiary or Cotelligent or any of the subsidiaries thereof, within 100 miles of where the Subsidiary or any of its subsidiaries conducts business (the "Territory");

                  (ii) call upon any person who is, at that time, within the Territory, an employee of the Subsidiary or Cotelligent (including the respective subsidiaries thereof) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Subsidiary or Cotelligent (including

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         the respective  subsidiaries thereof),  provided that Employee shall be permitted to call upon and hire any member of her or her immediate family;

                  (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of the Subsidiary or Cotelligent (including the respective subsidiaries thereof) within the Territory for the purpose of soliciting or selling products or services in direct competition with the Subsidiary or Cotelligent within the Territory;

                  (iv) call upon any prospective acquisition candidate, on Employee's own behalf or on behalf of any competitor in the computer consulting and contract computer programming business, which candidate was either called upon by the Subsidiary or Cotelligent (including the respective subsidiaries thereof) or for which the Subsidiary or Cotelligent made an acquisition analysis, for the purpose of acquiring such entity;

                  (v) disclose customers, whether in existence or proposed, of the Subsidiary or Cotelligent (including the respective subsidiaries thereof) or any subsidiary thereof to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that the Subsidiary or Cotelligent (including the respective subsidiaries thereof) has in the past disclosed such information to the public for valid business reasons.

         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

         (b) Because of the difficulty of measuring economic losses to the Subsidiary and Cotelligent as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Subsidiary and Cotelligent for which they would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by Cotelligent or the Subsidiary in the event of breach by her, by injunctions and restraining orders.

         (c) It is agreed by the parties that the foregoing covenants in this paragraph 3 impose a reasonable restraint on Employee in light of the activities and business of the Subsidiary or Cotelligent (including Cotelligent's other subsidiaries) on the date of the execution of this Agreement and the current plans of Cotelligent (including Cotelligent's other subsidiaries); but it is also the intent of the Subsidiary and

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Employee that such  covenants be construed  and enforced in accordance  with the changing activities, business and locations of the Subsidiary and Cotelligent (including Cotelligent's other subsidiaries) throughout the term of this covenant. For example, if, during the term of this Agreement, the Subsidiary or Cotelligent (including Cotelligent's other subsidiaries) engages in new and different activities, enters a new business or establishes new locations for its current activities or business in addition to or other than the activities or business enumerated under the Recitals above or the locations currently established therefore, then Employee will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new business within 100 miles of its then-established operating location(s) through the term of this covenant.

                  It is further agreed by the parties hereto that, in the event that Employee shall cease to be employed hereunder, and shall enter into a business or pursue other activities not in competition with the Subsidiary or Cotelligent (including Cotelligent's other subsidiaries), or similar activities or business in locations the operation of which, under such circumstances, does not violate clause (i) of this paragraph 3, and in any event such new business, activities or location are not in violation of this paragraph 3 or of Employee's obligations under this paragraph 3, if any, Employee shall not be chargeable with a violation of this paragraph 3 if the Subsidiary or Cotelligent (including Cotelligent's other subsidiaries) shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

         (d) The covenants in this paragraph 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         (e) All of the covenants in this paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Subsidiary or Cotelligent, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Cotelligent or the Subsidiary of such covenants. It is specifically agreed that the period of two (2) years stated at the beginning of this paragraph 3, during which the agreements and covenants of Employee made in this paragraph 3 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this paragraph 3.

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         4.       Place of Performance.

         (a) Employee understands that she may be requested by the Board or Cotelligent to relocate from her present residence to another geographic location in order to more efficiently carry out her duties and responsibilities under this Agreement or as part of a promotion or other increase in duties and responsibilities. In such event, if Employee agrees to relocate, the Subsidiary will pay all reasonable relocation costs to move Employee, her immediate family and their personal property and effects. Such costs may include, by way of example, but are not limited to, pre-move visits to search for a new residence, investigate schools or for other purposes; temporary lodging and living costs prior to moving into a new permanent residence; duplicate home carrying costs;
all closing costs on the sale of Employee's present residence and on the purchase of a comparable residence in the new location; and added income taxes that Employee may incur if any relocation costs are not deductible for tax purposes. The general intent of the foregoing is that Employee shall not personally bear any out-of-pocket cost as a result of the relocation, with an understanding that Employee will use her best efforts to incur only those costs which are reasonable and necessary to effect a smooth, efficient and orderly relocation with minimal disruption to the business affairs of the Subsidiary and the personal life of Employee and her family.

         (b) Notwithstanding the above, if Employee is requested by the Board to relocate and Employee refuses, such refusal shall not constitute "cause" for termination of this Agreement under the terms of paragraph 5(c).

         5. Term; Termination; Rights on Termination. The term of this Agreement shall begin on the date hereof and continue for three (3) years (the "Initial
Term"), and, unless terminated sooner as herein provided, shall continue automatically thereafter on a year-to-year basis on the same terms and conditions contained herein. This Agreement and Employee's employment may be terminated in any one of the followings ways:

         (a) Death. The death of Employee shall immediately terminate this Agreement with no severance compensation due to Employee's estate.

         (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been absent from her full-time duties hereunder for four (4) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such four (4) month period, but which shall not be effective earlier than the last day of such four (4) month period), the Subsidiary

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may terminate  Employee's  employment  hereunder  provided Employee is unable to resume her full-time duties at the conclusion of such notice period. Also, Employee may terminate her employment hereunder if her health should become impaired to an extent that makes the continued performance of her duties hereunder hazardous to her physical or mental health or her life, provided that Employee shall have furnished the Subsidiary with a written statement from a qualified doctor to such effect and provided, further, that, at the Subsidiary's request made within thirty (30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Subsidiary who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. In the event this Agreement is terminated pursuant to this paragraph 5(b), Employee shall receive from the Subsidiary, in a lump-sum payment, within ten (10) days of the effective date of termination, the base salary at the rate then in effect for whatever time period is remaining under the Initial Term of this Agreement or for one (1) year, whichever amount is greater.

         (c) Good Cause. The Subsidiary may terminate the Agreement ten (10) days after written notice to Employee for good cause, which shall be: (1) Employee's willful, material and irreparable breach of this Agreement; (2) Employee's gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of need to cure) of any of Employee's material duties and responsibilities hereunder; (3) Employee's willful dishonesty, fraud or misconduct with respect to the business or affairs of the Subsidiary or Cotelligent which materially and adversely affects the operations or reputation of the Subsidiary or Cotelligent; (4) Employee's conviction of a felony crime; or (5) chronic alcohol abuse or illegal drug abuse by Employee. In the event of a termination for good cause, as enumerated above, Employee shall have no right to any severance compensation.

         (d) Without Cause. Employee may only be terminated without cause by the Subsidiary during the Initial Term hereof if such termination is approved by at least sixty-six percent (66%) of the members of the Board of Directors of Cotelligent. Should Employee be terminated by the Subsidiary without cause, Employee shall continue to receive from the Subsidiary or Cotelligent the base salary at the rate then in effect for whatever time period is remaining under the Initial Term of this Agreement or for one (1) year, whichever amount is greater (the "Payment Term"); it is specifically understood and agreed that, in the event Employee's employment is terminated by the Subsidiary without cause, the Subsidiary shall in all circumstances, during the Payment Term, be required to pay Employee at an annual rate equal to Employee's most recent annual base salary, regardless of whether Employee has obtained other employment following such termination and

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Employee  shall be under no duty to  mitigate  such amount or take any action to lessen the Subsidiary's liability for such payment, which is intended to be absolute. Further, any termination without cause by the Subsidiary shall operate to shorten the period set forth in paragraph 3(a) and during which the terms of paragraph 3 apply to one (1) year from the date of termination of employment.

At any time after the commencement of employment, Employee may, without cause, terminate this Agreement and Employee's employment, effective thirty (30) days after written notice is provided to the Subsidiary. If Employee resigns or otherwise terminates her employment without cause pursuant to this paragraph 5(d), Employee shall receive no severance compensation.

         (e)      Change in Control of Cotelligent.  Refer to paragraph
12 below.

Upon termination of this Agreement for any reason provided above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above or in paragraph 12. All other rights and obligations of Cotelligent, the Subsidiary and Employee under this Agreement shall cease as of the effective date of termination, except that the Subsidiary's obligations under paragraph 9 herein and Employee's obligations under paragraphs 3, 6, 7, 8 and 10 herein shall survive such termination in accordance with their terms.

If termination of Employee's employment arises out of the Subsidiary's failure to pay Employee on a timely basis the amounts to which she is entitled under this Agreement or as a result of any other breach of this Agreement by the Subsidiary, as determined by a court of competent jurisdiction or pursuant to the provisions of paragraph 16 below, the Subsidiary shall pay all amounts and damages to which Employee may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Employee to enforce her rights hereunder. Further, none of the provisions of paragraph 3 shall apply in the event this Agreement or the Employee's employment hereunder is terminated as a result of a breach by the Subsidiary.

         6. Return of Subsidiary Property. All records, designs, patents, business plans, financial statements, financial records, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Subsidiary, Cotelligent or their representatives, vendors or customers which pertain to the business of the Subsidiary or Cotelligent shall be

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and remain the property of the  Subsidiary or  Cotelligent,  as the case may be, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Subsidiary or Cotelligent which is collected by Employee shall be delivered promptly to the Subsidiary without request by it upon termination of Employee's employment.

         7. Inventions. Employee shall disclose promptly to Cotelligent and the Subsidiary any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment or within one (1) year thereafter, and which are directly related to the business or activities of the Subsidiary or Cotelligent and which Employee conceives as a result of her employment by the Subsidiary. Employee hereby assigns and agrees to assign all her interests therein to the Subsidiary or its nominee. Whenever requested to do so by the Subsidiary, Employee shall execute any and all applications, assignments or other instruments that the Subsidiary shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Subsidiary's interest therein.

         8. Trade Secrets. Employee agrees that she will not, during or after the term of this Agreement with the Subsidiary, disclose the specific terms of the Subsidiary's or Cotelligent's relationships or agreements with their respective significant vendors or customers or any other significant and material trade secret of the Subsidiary or Cotelligent, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever other than as required by law or to attorneys or accountants or other agents of the Subsidiary.

         9. Indemnification. In the event Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Subsidiary or Cotelligent against Employee), by reason of the fact that she is or was performing services under this Agreement, then the Subsidiary shall indemnify and hold harmless the Employee against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and the Subsidiary are made a party to the same third-party action, complaint, suit or proceeding, the Subsidiary or Cotelligent agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by Cotelligent shall have a conflict of interest

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that  prevents  such counsel  from  representing  Employee,  Employee may engage separate counsel and the Subsidiary or Cotelligent shall pay all attorneys' fees and costs of such separate counsel. Further, while Employee is expected at all times to use her best efforts to faithfully discharge her duties under this Agreement, Employee cannot be held liable to the Subsidiary or Cotelligent for errors or omissions made in good faith where Employee has not exhibited gross,
willful  and  wanton  negligence  and  misconduct  or  performed   criminal  and
fraudulent acts which materially damage the business of the Subsidiary.

         10. No Prior Agreements. Employee hereby represents and warrants to the Subsidiary that the execution of this Agreement by Employee and her employment by the Subsidiary and the performance of herduties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify the Subsidiary for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Subsidiary based upon or arising out of any non-competition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

         11. Assignment; Binding Effect. Employee understands that she has been selected for employment by the Subsidiary on the basis of her personal qualifications, experience and skills. Employee agrees, therefore, she cannot assign all or any portion of her performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of paragraph 12 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

         12.      Change in Control.

         (a) Unless she elects to terminate this Agreement pursuant to (c) below, Employee understands and acknowledges that the Subsidiary may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Subsidiary hereunder.

         (b) In the event of a pending Change in Control (as defined below) wherein the Subsidiary and Employee have not received written notice at least five (5) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of the Subsidiary's business and/or assets that such successor is willing and able as of the closing to assume and agree to perform the Subsidiary's obligations under this

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Agreement  in the same  manner and to the same  extent  that the  Subsidiary  is hereby required to perform, then such Change in Control shall be deemed to be a termination of this Agreement by the Subsidiary without cause and the applicable portions of paragraph 5(d) will apply; however, under such circumstances, the amount of the severance payment due to Employee (a) shall be payable in a lump-sum payment on the effective date of the termination and (b) shall be triple the amount calculated under the terms of paragraph 5(d) and the non-competition provisions of paragraph 3 shall not apply whatsoever.

         (c) In any Change in Control situation, Employee may, at her sole discretion, elect to terminate this Agreement by providing written notice to the Subsidiary at least five (5) business days prior to the anticipated closing of the transaction giving rise to the Change in Control. In such case, the applicable provisions of paragraph 5(d) will apply as though the Subsidiary had terminated the Agreement without cause; however, under such circumstances, the amount of the severance payment due to Employee (a) shall be payable in a lump-sum payment on the effective date of the termination and (b) shall be two times the amount calculated under the terms of paragraph 5(d) and the non-competition provisions of paragraph 3 shall all apply for a period of two
(2) years from the effective date of termination.

         (d) For purposes of applying paragraph 5 under the circumstances described in (b) and (c) above, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements and lump-sum payments due Employee must be paid in full by the Subsidiary at or prior to such closing. Further, Employee will be given sufficient time and opportunity to elect whether to exercise all or any of her vested options to purchase Cotelligent Common Stock, including any options with accelerated vesting under the provisions of Cotelligent's 1995 Stock Option Plan, such that she may convert the options to shares of Cotelligent Common Stock at or prior to the closing of the transaction giving rise to the Change in Control, if she so desires.

         (e) A "Change in Control" shall be deemed to have occurred if:

                  (i) any person or entity, other than Cotelligent or an employee benefit plan of Cotelligent, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Subsidiary and immediately after such acquisition such person or entity is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Subsidiary;

                                                      -11-
NY02/231883.4

                  (ii) the individuals (A) who, as of the effective date of Cotelligent's registration statement with respect to its initial public offering, constitute the Board of Directors of Cotelligent (the "Original Directors") or (B) who thereafter are elected to the Board of Directors of Cotelligent and whose election, or nomination for election, to the Board of Directors of Cotelligent was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board of Directors of Cotelligent and whose election, or nomination for election, to the Board of Directors of Cotelligent was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election) (such individuals being the "Continuing Directors"), cease for any reason to constitute a majority of the members of the Board of Directors of Cotelligent;

                  (iii) the stockholders of Cotelligent shall approve a merger, consolidation, recapitalization, or reorganization of Cotelligent, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of Cotelligent immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

                  (iv) the stockholders of Cotelligent shall approve a plan of complete liquidation of Cotelligent or an agreement for the sale or disposition by Cotelligent of all or a substantial portion of
         Cotelligent's assets (i.e., 50% or more of the total assets of Cotelligent).

         (f) Employee must be notified in writing by the Subsidiary or Cotelligent at any time that the Subsidiary or Cotelligent or any member of the Board of Directors of Cotelligent anticipates that a Change in Control may take place.

         (g) Employee shall be reimbursed by the Subsidiary or its successor for any excise taxes that Employee incurs under Section 4999 of the Internal Revenue Code of 1986, as a result of any Change in Control. Such amount will be due and payable by the Subsidiary or its successor within ten (10) days after Employee

                                                      -12-
NY02/231883.4
delivers a written request for reimbursement accompanied by a copy of her tax return(s) showing the excise tax actually incurred by Employee.

         13. Complete Agreement. This Agreement is not a promise of future employment. Employee has no oral representations, understandings or agreements with the Subsidiary or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Subsidiary and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Subsidiary and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

         14. Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

         To the Subsidiary:                 Chamberlain Associates, Incorporated
                                            1875 Grant Street, Suite 530
                                            San Mateo, CA 94402
                                            Attn:  Mr. John E. Chamberlain

         with a copy to:                    Cotelligent Group, Inc.
                                            101 California Street-Suite 2050
                                            San Francisco, CA 94111
                                            Attn:  Mr. Duane W. Bell

         To Employee:                       Mrs. Linda M. Cassell
                                            1421 Lexington Avenue
                                            San Mateo, CA 94402

         with a copy to:                    Neal Williams
                                            Wise & Shepard
                                            3030 Hansen Way Suite 100
                                            Palo Alto, CA 94304


Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 14.

         15. Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as

                                                      -13-
NY02/231883.4
is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

         16. Arbitration. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in San Francisco, California, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Employee was terminated without disability or good cause, as defined in paragraphs 5(b) and 5(c), respectively, or that the Subsidiary has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by the Subsidiary.

         17. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of Delaware.

         18. Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.


                                                      -14-
NY02/231883.4

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                            CHAMBERLAIN ASSOCIATES, INCORPORATED



                                      By:____________________________________
                                            Name:
                                            Title:



                                            EMPLOYEE:



                                            ------------------------------------
                                            Linda M. Cassell



                                            COTELLIGENT GROUP, INC.



                                      By:____________________________________
                                            Name:
                                            Title:


                                                      -15-
NY02/231883.4